CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Lightbridge Corporation
1600 Tysons Boulevard, Suite 550
McLean, VA 22102

We hereby consent to the use of our report dated February 22, 2013, with respect to the financial statements of Lightbridge Corporation incorporated by reference in the Registration Statement on Form S-3 to be filed on or about April 1, 2013. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Anderson Bradshaw PLLC
Salt Lake City, Utah
April 1, 2013